Exhibit 77C

      Submission of Matters to a Vote of Security Holders


Shareholders of record on October 14, 2005 representing
114,392,588.54 shares of the Trust (2,334,659.25
representing shares of the PF Janus Growth LT Fund) were notified that a Special Meeting of Shareholders would be held at the offices of the Trust on December 9, 2005. The necessary quorum and passing requirements were satisfied and both proposals passed. A brief description of the matters voted upon as well as the corrected1 voting results of the aforementioned Meeting are outlined as follows:


Proposal #1 for all shareholders of Pacific Funds:

To elect four nominees to the Trust's Board of Trustees. (2)


Frederick L. Blackmon

			Number		Percent(3)

Votes For		83,152,716.71	98.90%
Voted Withheld	923,043.49		1.10%

			Voted			Number
Total
Outstanding
Shares		84,075,760.20	114,392,588.54


Gale K. Caruso

			Number		Percent(3)

Votes For		83,122,822.70	98.87%
Voted Withheld	952,937.50		1.13%

			Voted			Number
Total
Outstanding
Shares		84,075,760.20	114,392,588.54


Nooruddin S. Veerjee

			Number		Percent(3)

Votes For		83,025,995.37	98.75%
Voted Withheld	1,049,764.83	1.25%

			Voted			Number
Total
Outstanding
Shares		84,075,760.20	114,392,588.54


G. Thomas Willis

			Number		Percent(3)

Votes For		83,144,109.33	98.89%
Voted Withheld	931,650.87	1.11%

			Voted			Number
Total
Outstanding
Shares		84,075,760.20	114,392,588.54



Proposal #2 for all shareholders of the PF Janus Growth LT
Fund of Pacific Funds:

	To change the investment goal of the PF Janus Growth LT
Fund to seek long-term growth of capital.

PF Janus Growth LT Fund

			Number		Percent(3)

Votes For		2,120,988.62	96.21%
Votes Against	13,656.95		0.62%
Abstentions (4) 	69,981.00		3.17%

			Voted			Number
Total
Outstanding
Shares		2,204,626.57	2,334,659.25

__________________________
(1) During the reporting period, an error in the echo voting process was discovered and corrected. The correction did not materially impact the voting results.
(2) As of the Meeting date, Lucie H. Moore and Thomas C.
Sutton continued to serve as trustees and were not required to be presented for election.
(3) Based on total outstanding shares voted.
(4) The information presented includes broker non-votes.

Note: Numbers have been rounded to two decimal places.